                                                                   EX-99.B(g)(2)

                                CUSTODY AGREEMENT

                             Wells Fargo Funds Trust
                                   Appendix A

For its custodial services, the Custodian shall receive a fee, with respect to each Fund, except for the International Equity Fund, Montgomery Emerging Markets Focus Fund, Montgomery Institutional Emerging Markets Fund, Specialized Health Sciences Fund and Specialized Technology Fund, of 0.02% of the average daily net assets of each such Fund. The custodial fee for the Gateway Funds, which are listed below with an asterisk, is 0.0% so long as they remain a Gateway Fund. The custodial fee for the International Equity Fund is 0.10%. The custodial fee for the Montgomery Emerging Markets Focus Fund and the Montgomery Institutional Emerging Markets Fund is 0.25%. The custodial fee for the Specialized Health Sciences Fund and Specialized Technology Fund is 0.07%.

           Funds of Wells Fargo Funds Trust Covered by This Agreement

1.  Asset Allocation Fund
2.  California Limited Term Tax-Free Fund
3.  California Tax-Free Fund
4.  California Tax-Free Money Market Fund
5.  California Tax-Free Money Market Trust
6.  Cash Investment Money Market Fund
7.  Colorado Tax-Free Fund
8.  Diversified Bond Fund*
9.  Diversified Equity Fund*
10. Diversified Small Cap Fund*
11. Equity Income Fund*
12. Equity Index Fund
13. Government Institutional Money Market Fund
14. Government Money Market Fund
15. Growth Balanced Fund*
16. Growth Equity Fund*
17. Growth Fund
18. High Yield Bond Fund
19. Income Fund
20. Income Plus Fund
21. Index Allocation Fund
22. Index Fund*
23. Inflation-Protected Bond Fund
24. Intermediate Government Income Fund
25. International Equity Fund
26. Large Cap Appreciation Fund*
27. Large Cap Value Fund*
28. Large Company Growth Fund*
29. Limited Term Government Income Fund
30. Liquidity Reserve Money Market Fund
31. Minnesota Money Market Fund
32. Minnesota Tax-Free Fund

33. Moderate Balanced Fund*
34. Money Market Fund
35. Money Market Trust
36. Montgomery Emerging Markets Focus Fund
37. Montgomery Institutional Emerging Markets Fund
38. Montgomery Mid Cap Growth Fund
39. Montgomery Short Duration Government Bond Fund
40. Montgomery Small Cap Fund
41. Montgomery Total Return Bond Fund
42. National Limited Term Tax-Free Fund
43. National Tax-Free Fund
44. National Tax-Free Institutional Money Market Fund
45. National Tax-Free Money Market Fund
46. National Tax-Free Money Market Trust
47. Nebraska Tax-Free Fund
48. Outlook Today Fund
49. Outlook 2010 Fund
50. Outlook 2020 Fund
51. Outlook 2030 Fund
52. Outlook 2040 Fund
53. Overland Express Sweep Fund
54. Prime Investment Institutional Money Market Fund
55. Prime Investment Money Market Fund
56. SIFE Specialized Financial Services Fund
57. Small Cap Growth Fund
58. Small Cap Opportunities Fund
59. Small Company Growth Fund*
60. Small Company Value Fund*
61. Specialized Health Sciences Fund
62. Specialized Technology Fund
63. Stable Income Fund*
64. Strategic Growth Allocation Fund*
65. Strategic Income Fund*
66. Tactical Maturity Bond Fund*
67. Treasury Plus Institutional Money Market Fund
68. Treasury Plus Money Market Fund
69. WealthBuilder Growth and Income Portfolio
70. WealthBuilder Growth Balanced Portfolio
71. WealthBuilder Growth Portfolio
72. 100% Treasury Money Market Fund

Approved by the Board of Trustees: March 26, 1999, as amended: August 19, 1999, October 28, 1999, January 25, 2000, May 9, 2000, July 25, 2000, December 18,
2000, May 8, 2001, August 7, 2001, November 6, 2001, November 27, 2001, December
23, 2001, February 5, 2002, May 7, 2002, August 6, 2002, November 5, 2002,
December 18, 2002, February 4, 2003 and May 6, 2003.

Most Recent Annual Approval Date: August 6, 2002.

       The Funds listed in this Appendix A were last approved by the parties to this Agreement as of June 9, 2003.

                                           WELLS FARGO FUNDS TRUST


                                           By:  /s/ C. David Messman
                                                --------------------------------
                                                C. David Messman
                                                Secretary


                                           WELLS FARGO BANK MINNESOTA, N.A.


                                           By:  /s/ P. Jay Kiedrowski
                                                --------------------------------
                                                P. Jay  Kiedrowski
                                                Executive Vice President